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                                                                    EXHIBIT 5(A)

                           SIMPSON THACHER & BARTLETT
                                425 Lexington Avenue
                                 New York, NY 10017

Tel: (212) 455-2000
Fax: (212) 455-2502

                                 February 28, 1997

The Hertz Corporation
225 Brae Boulevard
Park Ridge, New Jersey 07656

Dear Sirs:

     We have acted as special counsel to The Hertz Corporation, a Delaware corporation (the "Company"), in connection with the proposed sale of shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Shares"), as described in the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"). The Shares are to be purchased by certain underwriters and offered for sale to the public (the "Offering") pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement"), the form of which will be filed as an exhibit to the Registration Statement.

     We have examined, and have relied upon as to matters of fact, such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares to be sold by the Company (including Shares, if any, registered in a registration statement relating to the Offering filed by the Company pursuant to Rule 462(b) under the Securities Act), upon the approval and effectiveness in accordance with the Delaware General Corporation Law of an amendment to the Company's Certificate of Incorporation providing for a sufficient number of authorized but unissued Shares, will be duly authorized by the Company and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Registration Statement. We hereby also consent to the incorporation by reference of this opinion and consent in a registration statement, if any, relating to the Offering filed by the Company pursuant to Rule 462(b) under the Securities Act.

                                          Very truly yours,

                                          /s/ SIMPSON THACHER & BARTLETT
                                          --------------------------------------
                                          SIMPSON THACHER & BARTLETT